UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3753 Plaza Dr Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 718-705-8770

 _______________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure

On September 4, 2025, Brooqly, Inc. (d/b/a Dynamic Aerospace Systems) (the “Company”) conducted an Investor Update Meeting to provide shareholders with an overview of the Company’s financial results for the second quarter of 2025, operational progress, strategic partnerships, and ongoing preparations for listing on the New York Stock Exchange.

A summary of the discussion presented during the Investor Update Meeting is set forth below. The Company has also furnished the presentation slides used in connection with the meeting as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statement

Certain statements discussed herein are forward-looking in nature and involve risks and uncertainties. These statements are based on current expectations and projections about future events and are not guarantees of future performance. Actual results may differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Update Meeting Summary (September 4, 2025)

Q2 2025 Financial Results

•	No revenue recorded in Q2, consistent with the Company’s transition from legacy operations to aerospace manufacturing and logistics.

•	Operating expenses: ~$364,146.

•	Net loss: $609,870 primarily non-cash due to treatment of debt instruments.

•	Assets: increased from ~$1 million at acquisition (Feb. 25, 2025) to $15.99 million.

•	Stockholder equity: $15.41 million.

•	Working capital deficit: $559,000, expected to decrease as sales commence.

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Operational Progress

•	Expanded board and leadership with aerospace and logistics expertise (Ron Rich, Honeywell Aerospace; George Torres, FedEx).

•	Engineering/Technician hires and Contract Engineering / Aerospace firms.

•	Enhanced UAV portfolio:

○	US-1 Mark II (enhanced circuit boards, sensor/camera integration).

○	G1 Mark II (vibration reduction, parachute integration).

○	Mitigator (new cameras, IR sensors, flow sensors).

Fortis Class Military UAVs

•	Overwatch (G1-based): ISR/resupply.

•	Sentinel (US-1-based): convoy escort, mobile defense.

•	Breacher (Mitigator-based): tactical entry, flashbang deployment.

•	U.S.-made, military-grade encryption, aligned with DoD priorities.

Strategic Partnerships

•	Drops SmartHubs (Greece): MoU for EU distribution and assembly, targeting NATO/EU procurement.

•	Noon Fulfillment (UAE): MoU with largest regional e-commerce platform; Q1 2026 planned test flights; UAE mandate for 30% autonomous deliveries by 2030.

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Dynamic Deliveries Division

•	Focus: last-mile autonomous logistics in healthcare, medicine, and e-commerce.

•	Market outlook:

○	$2.68B healthcare delivery by 2030.

○	$1.09T online retail delivery by 2029.

•	Benefits: ~45% faster delivery, ~28% cost savings, ~79% emissions reduction ~83% reliability.

NYSE American Uplisting Preparation

•	Feb 2025: ACP acquired control of Brooqly.

•	Mar 2025: Ticker DAS reserved.

•	Apr 2025: Acquired VU Aerospace, Impossible Aerospace, and Global Autonomous Corp.

•	Jun 2025: Audit completed; $15M assets booked.

•	Jul 2025: $15M equity line secured with Platinum Point Capital.

•	Aug 2025: Filed Q2 financials reflecting $15.99M assets / $15.41M equity.

•	Sep–Nov 2025: Investor awareness campaign underway.

•	Nov–Dec 2025: Target NYSE American listing, add CFO and independent directors.

•	Listing path: Standard 3 (≥$15M float, ≥$50M market cap, ≥$4M equity).

Closing Remarks

CEO Kent B. Wilson reaffirmed management’s commitment to achieving growth through aerospace manufacturing and autonomous logistics, while preparing for a near-term NYSE uplisting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Investor Update Meeting Presentation Slides (September 4, 2025)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc., DBA Dynamic Aerospace Systems,

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: September 10, 2025

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